                       As filed with the Securities and Exchange Commission on July 16, 1998 Registration No. 333-[ ]
=====================================================================================================================


                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                ----------------------

                                                       FORM S-3
                                                REGISTRATION STATEMENT
                                                         UNDER
                                              THE SECURITIES ACT OF 1933

                                                ----------------------

                                                    URS Corporation
                                (Exact name of registrant as specified in its charter)

        Delaware                                                                             94-1381538
 (State or other jurisdiction of                     -------------             (I.R.S. Employer  Identification  No.)
  incorporation or organization)

                                           100 California Street, Suite 500
                                            San Francisco, California 94111
                                                    (415) 774-2700
 (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                                                -----------------------

                                                   Kent P. Ainsworth
                                  Executive Vice President, Chief Financial Officer,
                                      Principal Accounting Officer and Secretary
                                           100 California Street, Suite 500
                                            San Francisco, California 94111
                                                    (415) 774-2700
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                -----------------------

                                                      Copies to:
                                               Samuel M. Livermore, Esq.
                                                  Cooley Godward LLP
                                            One Maritime Plaza, 20th Floor
                                            San Francisco, California 94111
                                                    (415) 693-2000

                           Approximate date of commencement of proposed sale to the public:
                      From time to time after the effective date of this Registration Statement.

If the only securities being  registered on this Form are being offered pursuant to dividend or interest  reinvestment plans, please check the following box. [ ]
If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, as amended (the "Securities  Act"),  other than securities  offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
If this Form is filed to register  additional  securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration  statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------
                                                       Proposed maximum           Proposed maximum
Title of each class of                                 Offering                   Aggregate                 Amount of
securities to be registered  Amount to be registered   price per unit (1)         offering price (1)        Registration fee
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------
 Common Stock, par value     3,658,260 shares          $18.4375                   $67,449,168.75            $19,897.50
     $.01 per share
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------

(1)       Estimated  solely for the  purpose of  calculating  the  registration  fee  pursuant  to Rule  457(c) of the
          Securities  Act based upon the average of the  reported  high and low prices of the Common  Stock on the New
          York Stock Exchange on July 10, 1998.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 URS CORPORATION

                         FORM S-3 REGISTRATION STATEMENT

          CROSS REFERENCE SHEET REQUIRED BY ITEM 501 OF REGULATION S-K
              FOR THE RESALE PROSPECTUS CONSTITUTING PART I HEREIN

Item Number and Description in                              Caption in Prospectus
Part I of Form S-3                                          ---------------------
------------------
1.       Forepart of the Registration                       Outside Front Cover Page
         Statement and Outside Front Cover
         Page of Prospectus

2.       Inside Front and Outside Back Cover                Available   Information;   Incorporation   of  Certain
          Pages of Prospectus                               Documents by Reference; Table of Contents

3.       Summary Information                                Not Applicable

         Risk Factors                                       Risk Factors

         Ratio of Earnings to Fixed Charges                 Not Applicable

4.       Use of Proceeds                                    Use of Proceeds

5.       Determination of Offering Price                    Not Applicable

6.       Dilution                                           Not Applicable

7.       Selling Security Holders                           Selling Stockholders

8.       Plan of Distribution                               Plan of Distribution;
                                                            Outside Front Cover Page

9.       Description of Securities to be                    Not Applicable
         Registered

10.      Interests of Named Experts and                     Not Applicable
         Counsel

11.      Material Changes                                   Not Applicable

12.      Incorporation of Certain Information               Incorporation of Certain Documents by Reference
         by Reference

13.      Disclosure of Commission Position on               Not Applicable
         Indemnification for Securities Act
         Liabilities.


                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION......................................................  6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  6

THE COMPANY................................................................  7

RISK FACTORS...............................................................  8

USE OF PROCEEDS............................................................  10

SELLING STOCKHOLDERS.......................................................  10

PLAN OF DISTRIBUTION.......................................................  11

                                     PART I
PROSPECTUS

                                3,658,260 Shares

                                       URS
                                   CORPORATION

                                  Common Stock

             This Prospectus relates to the possible resale by certain Selling Stockholders (as defined below) from time to time of 3,658,260 shares of the Common Stock, par value $.01 per share (the "Shares"), of URS Corporation, a Delaware corporation (the "Company"). The Shares are listed on the New York Stock Exchange, Inc. ("NYSE") and the Pacific Exchange, Inc. ("PE") under the symbol "URS."

             The Shares may be offered from time to time for the account of holders named herein or any of their partners or affiliates to whom such Shares may subsequently be transferred or distributed (the "Selling Stockholders"). Some of the Selling Stockholders may be deemed to be affiliates of the Company at the time such shares are offered or sold by them. See "Selling Stockholders". The Company anticipates that if and to the extent any of the Selling Stockholders elect to resell any of the Shares, such Shares would be offered and sold by the Selling Stockholders from time to time in transactions on the NYSE, the PE and any other exchange on which the Company's Common Stock is traded, in negotiated transactions or otherwise, or a combination of such methods of sale, at the then current market prices, at prices related to the then current market prices or at negotiated prices. The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares might be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions, or commissions received by them, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. All proceeds from any sales of the Shares by the Selling Stockholders will inure to the benefit of the Selling Stockholders. The Company will receive none of the proceeds from any sales of Shares by the Selling Stockholders.

                              --------------------

                Prospective investors should review and consider
                 carefully the discussion under "Risk Factors".

                              --------------------

             No underwriter is being utilized in connection with this offering. The costs of registering the Shares under the Securities Act are to be borne by the Company.

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The Date of this Prospectus is July 15, 1998

NO DEALER, SALESPERSON OR OTHER UNDERWRITER IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES REGISTERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http://www.sec.gov. The Shares are listed on the NYSE and the PE. Reports, proxy and information statements and other information concerning the Company also may be inspected at the office of the NYSE, 11 Wall Street, New York, New York, 10005, and at the office of the PE, 301 Pine Street, San Francisco, California 94104.

             The Company has filed with the Commission a registration statement (herein, together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of any documents referred to are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents, which have been filed by the Company with the Commission (File No. 1-7567), are hereby incorporated by reference in this
Prospectus:

              (1) The Company's Annual Report on Form 10-K for the year ended October 31, 1997;

              (2) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998;

              (3) The Company's Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed with the Commission on November 10, 1997 (333-37531), as amended by that Post-Effective No. 1 to Registration Statement on Form S-4 filed with the Commission on November 26, 1997;

              (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1997; and

              (5) The description of the Shares contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, therein or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

             Copies of the above documents (other than exhibits) may be obtained without charge upon written or oral request directed to the Stockholder
Relations Department at the Company's principal executive offices at 100 California Street, Suite 500, San Francisco, California, 94111-4529, telephone
(415) 774-2700.

This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that might cause such a difference include, but are not limited to, those discussed elsewhere in this Prospectus and those incorporated by reference from the Company's Form 10-K for the fiscal year ended October 31, 1997 filed with the Commission.

                                   THE COMPANY

             The Company is a Delaware corporation originally incorporated in 1957. From November 1987 until February 21, 1990, the Company was known as "Thortec International, Inc." Its principal offices are located at 100 California Street, Suite 500, San Francisco, California 94111-4529 and its telephone number is (415) 774-2700.

             The Company offers a broad range of planning, design and program and construction management services to the engineering and architectural services industry. The Company serves public and private sector clients nationwide in two principal markets: infrastructure projects involving transportation systems, institutional and commercial facilities and water resources, and environmental projects involving hazardous waste management and pollution control.

                                  RISK FACTORS

             In addition to the other information included or incorporated by reference in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company and its business before making an investment.

         Dependence Upon Government Programs and Contracts

         The Company derives more than seventy-five percent of its revenues from local, state and Federal government agencies. The demand for the Company's services is directly related to the level of funding of government programs that are created in response to public concern with rebuilding and expanding the nation's infrastructure and addressing various environmental problems. The Company believes that the success and further development of its business is dependent, in significant part, upon the continued existence and funding of such programs and upon the Company's ability to participate in such programs. There can be no assurance that public pressure for such programs will continue, that governments will have the available resources to fund such programs (especially in light of the severe budget constraints currently existing at all levels of government), that such programs will continue to be funded even if governments have available financial resources, or that the Company will continue to be awarded contracts under such programs. More than eighty percent of the Company's current and anticipated work is related to government contracts. Some of these contracts are subject to renewal or extension annually, so continued work by the Company under these contracts in future periods is not assured. In addition, contracts with government agencies are subject to termination for convenience of the agency and contracts with government agencies that have adopted Federal Acquisition Regulations are subject to an audit of actual costs incurred and provide for upward or downward adjustment of payments if audited costs differ from billed costs.

         Pricing Risks

         The Company's services are billed on either a "cost-plus" or a "fixed-price" basis. Under cost-plus contracts, the rates for the Company's direct and indirect costs are negotiated and fixed before work commences. Under fixed-price contracts, the entire contract price is fixed before work commences. Frequently, the Company submits proposals on extremely complex projects that will be performed over the course of several years, making the accurate forecasting of costs very difficult. In the past, the Company experienced low profit margins or losses on a significant portion of both its cost-plus and fixed-price contracts because overhead and general and administrative costs were excessive and could not be factored into contract proposals. The Company has reduced its overhead and general and administrative costs. However, to the extent the Company does not control overhead, general and administrative and other costs, or underestimates such costs, the Company may have low profit margins, or may incur losses.

         Environmental and Professional Liability Exposure;
         Adequacy of Insurance Coverage

         A  significant  part of the Company's  business  involves the planning, design and program and construction management of a wide variety of complex projects. If problems develop with these projects, either while under construction or after they have been completed, claims may be made against the Company alleging breach of contract or negligence in the performance of its professional services. In addition, the Company's professional services involve the planning, design and program and construction management of waste management and pollution control facilities. Federal laws, such as the Resource Conservation and Recovery Act of 1976 ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and various state and local laws, strictly regulate the handling, removal, treatment and transportation of toxic and hazardous substances and impose liability for environmental contamination caused by such substances. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as those injured by hazardous substances seek recovery for personal injuries or property damage under common law theories. While the Company does not directly handle, remove, treat or transport toxic or hazardous substances, some of the Company's contracts require the Company to design systems for those functions or to subcontract for or supervise such work. As a consequence, the Company may be exposed to claims for damages caused by environmental contamination arising from projects on which the Company has worked. The Company currently maintains an insurance program which includes self-insurance coverage for primary professional liability and errors and omissions ("E&O") claims and environmental impairment liability claims, excess E&O coverage, and both primary and excess comprehensive general liability insurance coverage, all up to specified coverage limits and with a variety of standard exclusions. While the Company believes that its insurance program currently is adequate, there can be no assurance that the Company can maintain its existing insurance coverage, that insurance coverage will be available under the Company's existing or previous insurance programs with respect to claims made against the Company, or that claims will not exceed the amount of any insurance coverage which is available.

         Attraction and Retention of Qualified Professionals

         The Company's ability to retain and expand its staff of qualified technical professionals will be an important factor in determining the Company's future success. There is from time to time a shortage of qualified technical professionals in various fields. The market for engineering and environmental professionals is competitive and there can be no assurance that the Company will continue to be successful in its efforts to attract and retain such professionals. In addition, the Company relies heavily upon the experience and ability of its senior executive staff and the loss of a significant portion of such individuals could have a material adverse effect on the Company.

         Principal Stockholders; Concentration of Stock Ownership

         A significant portion of the Company's Common Stock is held by a small number of institutional investors. Richard C. Blum & Associates, Inc. ("RCBA Inc."), is the sole general partner of Richard C. Blum & Associates, L.P. ("RCBA L.P."), which, as the sole general partner or the investment advisor to certain entities, has voting and dispositive control with respect to an aggregate of 2,933,888 shares of Common Stock, or approximately 20% of the outstanding Common Stock. Richard C. Blum, Vice Chairman of the Board of Directors of the Company, is the majority shareholder of RCBA Inc. and directly owns 10,528 shares of Common Stock, is the beneficiary of a Keogh Plan which holds 2,454 shares of Common Stock, and holds options to purchase 10,000 shares of Common Stock, all of which are currently exercisable. In addition, Heartland Advisors, Inc., FMR Corp. and the Company's lender, Wells Fargo & Company, hold an aggregate of 3,661,744 shares of Common Stock, or approximately 25% of the outstanding Common Stock. A sale by one or more institutional investors of their Common Stock could materially adversely affect the market price of the Common Stock. A significant decline in the price of the Common Stock due to these or other factors might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate or for other stockholders to dispose of their Common Stock.

         Volatility; Market for the Shares

         The Shares are listed for trading on the NYSE and the PE. The Shares have been thinly traded, which may have caused substantial fluctuations in the market price of the Shares. Fluctuations in quarterly financial results and general economic conditions such as recessions or high interest rates may also cause the market price of the Shares to fluctuate substantially.

         Competition

             The architectural and engineering services industry is highly fragmented and very competitive. As a result, in each specific market area, the Company competes with many engineering and consulting firms, several of which are substantially larger than the Company and which possess greater financial resources. Competition is based upon reputation, quality of service, price, expertise and local presence.


                                 USE OF PROCEEDS

             If any of the Shares are resold by the Selling Stockholders, the Company would receive no proceeds from any such sale. The Shares would be offered for the respective accounts of the Selling Stockholders and all proceeds from such sales would inure to the benefit of the Selling Stockholders.

                              SELLING STOCKHOLDERS

             The following  table sets forth certain  information  regarding the
Selling Stockholders as of July 10, 1998.
                                                                                               Shares to be
                                                No. of                                      Beneficially Owned
Name of                                         Shares                                          after Sale
Beneficial                                      Beneficially              Shares to         ------------------
Owner                                           Owned                      be Sold          Number Percent (1)
-----                                           ------------              ---------         ------------------
Wells Fargo & Company (2)                           724,372                  724,372          0            *
Stinson Capital Partners, L.P. (3)                  381,198                  381,198          0            *
Stinson Capital Partners II, L.P. (3)                95,300                   95,300          0            *
BK Capital Partners II, L.P. (3)                    521,415                  521,415          0            *
BK Capital Partners III, L.P. (3)                   364,037                  364,037          0            *
BK Capital Partners IV, L.P. (3)                    461,195                  461,195          0            *
Richard C. Blum & Associates, L.P. (4)                  996                      996          0            *
Stinson Capital Fund Ltd. (Cayman) (5)               31,767                   31,767          0            *
The Common Fund (4)(5)                            1,077,980                1,077,980          0            *

------------

(1)       Based upon 15,192,358  shares of Common Stock  outstanding as of July 10, 1998.  Percentages  shown after sale are based upon all shares registered hereunder being sold. Asterisks denote ownership of less than one percent.

(2)       Currently the lender for the Company. See "Risk Factors - Principal Stockholders;  Concentration of
          Stock Ownership."

(3)       RCBA L.P. is the sole general partner of each of these entities.  Richard C. Blum, Vice Chairman of the Board of Directors of the Company, is the majority  shareholder of RCBA Inc., which is the sole general  partner of RCBA L.P. See "Risk Factors - Principal  Stockholders;  Concentration  of Stock
          Ownership."

(4)       Richard  C.  Blum,  Vice  Chairman  of the  Board of  Directors  of the  Company,  is the  majority shareholder  of RCBA  Inc.,  which is the sole  general  partner of RCBA L.P.  See "Risk  Factors -
          Principal Stockholders; Concentration of Stock Ownership."


                                       10

(5)       RCBA,  L.P.  serves as an  investment  advisor  for each of these  entities.  See  "Risk  Factors -
          Principal Stockholders; Concentration of Stock Ownership."

             While some of the Selling Stockholders listed above may be deemed to be affiliates of the Company, neither the Company nor such Selling Stockholders admit that the persons listed as Selling Stockholders are, in fact, affiliates of the Company.


                              PLAN OF DISTRIBUTION

             The Shares offered hereby are being offered directly by the Selling Stockholders. The Company will receive no proceeds from the sale of any of the Shares. The sale of the Shares may be effected by the Selling Stockholders from time to time in transactions on the NYSE, the PE and any other exchange on which the Company's Common Stock is traded, in negotiated transactions or otherwise, or a combination of such methods of sale, at the then current market prices, at prices related to the then current market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

             In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         A summary of all expenses incurred by the Company in connection with the issuance and distribution of the securities is as follows: legal fees, $3,000; accounting fees, $1,000; and registration fees, $19,897.50. The costs of registering the shares under the Securities Act are being borne solely by the Company.

Item 15.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for breach of the director's duty of loyalty,
(ii) under Section 174 of the Delaware Law (concerning the illegal payment of dividends by a corporation), (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware Law permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers. Article VI of the Company's Bylaws generally provides that the Company shall indemnify its officers and directors in accordance with the provisions of
Section 145.

         A third-party insurance carrier has agreed to reimburse the Company for losses resulting from certain liabilities for wrongful acts or matters claimed against officers or directors by reason of their status as such, including liabilities that may arise in connection with certain sales of securities by the Company.

Item 16.  Exhibits.

         Number   Exhibit
         ------   --------------------------------------------------------------

         4.1      Certificate of Incorporation of the Company,  filed as Exhibit
                  3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1991, filed with the Commission and incorporated herein by reference

         4.2 Bylaws of the Company, filed as Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1996, filed with the Commission and incorporated herein by reference

         5        Opinion of Cooley Godward LLP

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Cooley Godward LLP (included in Exhibit 5)

         24       Powers of Attorney of the  Company's  directors  and  officers
                  (see below)

Item 17.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
                  of the Securities Act (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement).

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement). Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, URS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 14th day of July, 1998.

                                      URS Corporation



                                      By    /s/MARTIN M. KOFFEL
                                            ------------------------------------
                                            Martin M. Koffel
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY


         Each person whose signature appears below hereby appoints Martin M. Koffel and Kent P. Ainsworth, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact deems appropriate.

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the date indicated.
Signature                                              Title                            Date
-------------------------------------------------      -----------------------------    -------------
/s/Martin M. Koffel                                    Chairman of the Board, Chief     July 14, 1998
-------------------------------------------------      Executive Officer, President
Martin M. Koffel                                       and Director (Principal
                                                       Executive Officer)

/s/Kent P. Ainsworth                                   Executive Vice President,        July 14, 1998
-------------------------------------------------      Chief Financial Officer,
Kent P. Ainsworth                                      Principal Accounting Officer
                                                       and Secretary (Principal
                                                       Financial Officer)

/s/Irwin L. Rosenstein                                 Vice President and Director      July 14, 1998
-------------------------------------------------
Irwin L. Rosenstein

/s/Richard C. Blum                                     Director                         July 14, 1998
-------------------------------------------------
Richard C. Blum

/s/Robert L. Costello                                  Director                         July 14, 1998
-------------------------------------------------
Robert L. Costello

/s/Armen Der Marderosian                               Director                         July 14, 1998
-------------------------------------------------
Armen Der Marderosian


                                                16

Signature                                              Title                            Date
-------------------------------------------------      -----------------------------    -------------

/s/Adm. S. Robert Foley, Jr.                           Director                         July 14, 1998
-------------------------------------------------
Adm. S. Robert Foley, Jr.

/s/Robert D. Glynn, Jr.                                Director                         July 14, 1998
-------------------------------------------------
Robert D. Glynn, Jr.

/s/Senator J. Bennett Johnston                         Director                         July 14, 1998
-------------------------------------------------
Senator J. Bennett Johnston

/s/Richard B. Madden                                   Director                         July 14, 1998
-------------------------------------------------
Richard B. Madden

/s/Jean-Yves Perez                                     Director                         July 14, 1998
-------------------------------------------------
Jean-Yves Perez

/s/Richard Q. Praeger                                  Director                         July 14, 1998
-------------------------------------------------
Richard Q. Praeger

/s/Frank S. Waller                                     Director                         July 14, 1998
-------------------------------------------------
Frank S. Waller

/s/William D. Walsh                                    Director                         July 14, 1998
-------------------------------------------------
William D. Walsh

                                                   EXHIBIT INDEX

                                                                      Sequential
    Number   Exhibit                                                  Page No.
    ------   -------------------------------                          ----------

    4.1      Certificate of Incorporation of the Company, filed as
             Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 1991, filed with the Commission and incorporated herein by reference

    4.2 Bylaws of the Company, filed as Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended
             October 31, 1996, filed with the Commission and incorporated herein by reference

    5        Opinion of Cooley Godward LLP                               19

    23.1     Consent of PricewaterhouseCoopers LLP                       20

    23.2     Consent of Cooley Godward LLP (included in Exhibit 5)

    24 Powers of Attorney of the Company's directors and officers (see below)


                                       18